Exhibit 99.1


      Olin Third Quarter Earnings of $0.10 Per Share In Line With
       Expectations; Declares $.20 Per Share Quarterly Dividend

    NORWALK, Conn.--(BUSINESS WIRE)--Oct. 30, 2003--Olin Corporation (NYSE: OLN) today announced net income in the third quarter of 2003 of $6.0 million or $0.10 per diluted share, compared with a net loss of $1.0 million or $0.02 per diluted share in the third quarter of 2002. Sales for the third quarter of 2003 were $414.5 million, which included sales of $54.5 million for Chase Industries, which was acquired in September 2002. Excluding Chase, sales for the third quarter of 2003 were $360.0 million compared with $340.3 million last year.
    Joseph D. Rupp, President and Chief Executive Officer, said, "Our third quarter results were in line with our previous expectations of earnings being in the $0.10 per share range. Our third quarter operating results were more favorable than they were a year ago primarily because of the turnaround in the chlor alkali market, which resulted in significantly higher ECU selling prices. Winchester's sales in the third quarter exceeded 2002 as a result of higher domestic military demand. Earnings in our Metals segment were below last year primarily because of lower industry-wide demand for brass products."
    In the fourth quarter of 2003, Olin expects to report a loss in the $0.05 per diluted share range compared with a reported loss of $0.21 per diluted share in the fourth quarter of 2002. The reported 2002 loss of $0.21 per diluted share includes the $0.18 per share charge recorded in connection with the surrender of life insurance policies purchased under the Company Owned Life Insurance (COLI) program. Fourth quarter 2003 results are expected to be below the third quarter of 2003 primarily because of the normal seasonal decline in Winchester, lower Chlor Alkali sales volumes and prices, and continuing soft demand in the Metals segment. Both Chlor Alkali and Metals are also affected by seasonal factors.
    The following commentary compares segment operating results for the third quarter of 2003 to the third quarter of 2002:

    CHLOR ALKALI PRODUCTS

    Chlor Alkali Products' sales for the third quarter of 2003 were $100.9 million, an increase of 21% from the third quarter of 2002. Chlor Alkali posted operating income of $13.2 million, compared with an operating loss of $8.1 million in the third quarter of 2002. The improved operating results were primarily due to higher ECU selling prices. Sales volumes were somewhat lower.

    METALS

    Sales for the third quarter of 2003 were $216.3 million and include sales of $54.5 million from Chase Industries, which Olin acquired in September 2002. Excluding Chase, third quarter 2003 sales were $161.8 million. Sales in the third quarter of 2002 were $164.0 million. Shipment volumes (excluding Chase) were down 10% from 2002 mainly due to softer demand in the automotive and coinage segments, with other market segments being flat to slightly weaker, except for the ammunition segment, which was stronger. Despite the 10% volume decline, reported sales (excluding Chase) were only off 1% because of higher copper prices and a product mix containing a higher metal component.
    The Metals segment operating loss of $5.1 million includes $1.6 million of Chase profits in 2003. In the third quarter of 2003, the Metals segment (excluding Chase) recorded an operating loss of $6.7 million in comparison to a profit of $4.8 million in 2002. The Metals segment (excluding Chase) had lower operating results in the third quarter of 2003 primarily because of softer volumes and margin pressures and higher wage and fringe benefit costs, in particular pension and medical benefits. In addition, higher natural gas costs also negatively affected operating results. Chase sales and profits for the third quarter of 2003 were lower than the comparable period last year as a result of softer demand and lower selling prices.

    WINCHESTER

    Sales for the third quarter of 2003 were $97.3 million compared with $93.0 million in the third quarter of 2002. The increase in sales was primarily driven by higher domestic military demand. Operating income in the third quarter of 2003 was $7.2 million, compared with $7.8 million in 2002 primarily because the favorable effect of higher sales was more than offset by higher wages, fringe benefit and other costs.

    DIVIDEND

    Olin Corporation's Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock. The dividend is payable on December 10, 2003, to shareholders of record at the close of business on November 10, 2003. This is the 308th consecutive dividend to be paid by the company.

    CONFERENCE CALL INFORMATION

    Olin will hold a conference call with securities analysts at 10:00 a.m., Eastern time, October 31, 2003. Anyone desiring to listen to the call may do so via the Internet by following the instructions posted under the Conference Call icon on Olin's internet website, www.olin.com. Listeners should log on to the website at least 15 minutes before the call. A copy of this press release, together with other financial and statistical information about the period ended September 30, 2003, is available on the Olin website in the Investor section under Recent Press Releases and Speeches. The text of the prepared remarks from the conference call will be available after the conclusion of the call in the same website location. The call also will be audio archived on the Olin website for future replay. Archived versions of the call will be available until November 15.

    COMPANY DESCRIPTION

    Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, metal packages; and stainless steel and aluminum strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

    FORWARD-LOOKING STATEMENTS

    This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
    We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "will," "estimate," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
    The risks, uncertainties and assumptions involved in our forward-looking statements include, but are not limited to, the following, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002:

    -- sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper;

    -- extraordinary events, such as additional terrorist attacks or war with one or more countries;

    -- continued or additional economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

    -- the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

    -- an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service;

    -- unforeseen effects of competition, including the migration by United States customers to low-cost foreign locations;

    -- costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

    --  unexpected litigation outcomes;

    -- higher-than-expected raw material and utility or transportation and/or logistics costs;

    -- the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of production hazards;

    -- unexpected additional taxes and related interest as the result of pending income tax audits; and

    -- the effects of a continued depressed stock market on the asset values and declining long-term interest rates on the liabilities in our pension plan.

    All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.



Olin Corporation
Consolidated Statements of Income (a)
----------------------------------------------------------------------
                                       Three Months     Nine Months
                                          Ended            Ended
(In millions, except per share         September 30,    September 30,
 amounts)                            2003 (b)   2002   2003 (b)   2002
----------------------------------------------------------------------

Sales                                $414.5  $340.3  $1,201.1  $949.6
Operating Expenses:
      Cost of Goods Sold (c)          365.8   307.9   1,060.1   862.7
      Selling and Administration       34.0    26.2      95.9    83.5
      Research and Development          1.2     1.2       3.5     3.5
      Restructuring Charge (d)            -       -      29.0       -
Earnings (Loss) of Non-consolidated
 Affiliates                             1.8    (0.5)      6.4    (8.3)
----------------------------------------------------------------------
      Operating Income (Loss)          15.3     4.5      19.0    (8.4)
Interest Expense                        5.1     5.8      15.4    20.4
Interest Income                         0.3     0.3       0.8     2.1
Other Income                            0.4     0.5       2.2     2.1
----------------------------------------------------------------------
      Income (Loss) before Taxes and
       Cumulative Effect of
       Accounting Change               10.9    (0.5)      6.6   (24.6)
Income Tax Provision (Benefit)          4.9     0.5       5.7    (5.3)
----------------------------------------------------------------------
Income (Loss) before Cumulative
 Effect of Accounting Change            6.0    (1.0)      0.9   (19.3)
      Cumulative Effect of Accounting
       Change, Net (e)                    -       -     (25.4)      -
----------------------------------------------------------------------
Net Income (Loss)                      $6.0   $(1.0)   $(24.5) $(19.3)
----------------------------------------------------------------------
Basic and Diluted Net Income (Loss) Per
 Common Share:
      Income (Loss) before Accounting
       Change                         $0.10  $(0.02)    $0.02  $(0.41)
      Accounting Change, Net              -       -     (0.44)      -
----------------------------------------------------------------------
      Net Income (Loss)               $0.10  $(0.02)   $(0.42) $(0.41)
----------------------------------------------------------------------

Dividends Per Common Share            $0.20   $0.20     $0.60   $0.60
----------------------------------------------------------------------
Average Common Shares Outstanding -
 Diluted                               58.7    49.7      58.1    47.0
----------------------------------------------------------------------

(a) Unaudited

(b) Operating results for the third quarter and first nine months of 2003 included the results of Chase Industries which was acquired on September 27, 2002. Sales and operating income of Chase Industries included in the third quarter and the first nine months of 2003 were $54.5 and $1.6 and $165.6 and $6.4, respectively.
(c) Cost of Goods Sold for the 2002 year-to-date period included a pretax gain of $4.5 on an insurance settlement.
(d) Reflects the restructuring charge for the shutdown of our Indianapolis Brass mill and certain other actions.
(e) Reflects the cumulative charge for the adoption of SFAS 143, "Accounting for Asset Retirement Obligations", which we adopted on January 1, 2003.



Olin Corporation
Consolidated Balance Sheets (a)
(In millions, except per share data)
------------------------------------------------------------ ---------

September 30,                                         2003       2002
------------------------------------------------------------ ---------

Assets:
  Cash & Cash Equivalents                           $148.0      $93.9
  Short-Term Investments                                 -       25.0
  Accounts Receivable, Net                           219.0      210.5
  Inventories, Net                                   235.0      255.5
  Income Taxes Receivable                              3.1        9.5
  Other Current Assets                                51.2       66.8
------------------------------------------------------------ ---------
    Total Current Assets                             656.3      661.2
  Property, Plant and Equipment
     (Less Accumulated Depreciation
     of  $1,296.6 and $1,290.2)                      503.4      550.5
  Prepaid Pension Costs                              106.4       67.1
  Other Assets                                        64.7       16.8
  Goodwill                                            79.5       83.0
------------------------------------------------------------ ---------
Total Assets                                      $1,410.3   $1,378.6
------------------------------------------------------------ ---------

Liabilities and Shareholders' Equity:

  Current Debt                                       $27.2       $1.5
  Accounts Payable                                    96.5      107.8
  Accrued Liabilities                                160.4      165.0
------------------------------------------------------------ ---------
    Total Current Liabilities                        284.1      274.3
  Long-Term Debt                                     300.6      328.4
  Deferred Income Taxes                                  -       91.6
  Accrued Pension Liability                          443.5       47.7
  Other Liabilities                                  189.0      166.8
------------------------------------------------------------ ---------
    Total Liabilities                              1,217.2      908.8
------------------------------------------------------------ ---------
Commitments and Contingencies
Shareholders' Equity:
      Common Stock, Par Value $1 Per Share, Authorized
       120.0 Shares:
          Issued and Outstanding 58.6 Shares (57.2
           in 2002)                                   58.6       57.2
      Additional Paid-in Capital                     457.4      435.9
      Accumulated Other Comprehensive Loss          (234.2)     (17.4)
      Accumulated Deficit                            (88.7)      (5.9)
------------------------------------------------------------ ---------
        Total Shareholders' Equity                   193.1      469.8
------------------------------------------------------------ ---------
Total Liabilities and Shareholders' Equity        $1,410.3   $1,378.6
------------------------------------------------------------ ---------

(a) Unaudited



Olin Corporation
Consolidated Statements of Cash Flows (a)
(In millions)
-------------------------------------------------------------- -------

Nine Months Ended September 30,                         2003     2002
-------------------------------------------------------------- -------
Operating Activities:
Net Loss                                              $(24.5)  $(19.3)
(Earnings) Loss of Non-consolidated Affiliates          (6.4)     8.3
Depreciation and Amortization                           62.7     63.8
Deferred Income Taxes                                   (4.6)     1.9
Non-Cash Portion of Restructuring Charge                22.8        -
Qualified Pension Plan Expense (Income)                    -     (5.9)
Common Stock Issued Under Employee Benefit Plans         2.2      4.1
Changes in:
       Receivables                                     (50.9)   (44.3)
       Inventories                                      17.0    (17.7)
       Other Current Assets                             (0.7)   (17.9)
       Accounts Payable and Accrued Liabilities         (0.1)    13.3
       Income Taxes Payable                              7.7     (3.8)
       Other Assets                                      4.2      4.6
       Noncurrent Liabilities                           25.6    (14.6)
Other Operating Activities                               1.6     (0.5)
-------------------------------------------------------------- -------
       Net Operating Activities                         56.6    (28.0)
-------------------------------------------------------------- -------
Investing Activities:
Capital Expenditures                                   (35.0)   (15.2)
Proceeds From Sale of Short-Term Investments            25.0     11.0
Cash Acquired through Business Acquisition, Net            -     13.1
Investments and Advances - Affiliated Companies at
 Equity                                                  7.0     (0.5)
Disposition of Property, Plant and Equipment             3.9     13.8
Other Investing Activities                               2.7      0.2
-------------------------------------------------------------- -------
       Net Investing Activities                          3.6     22.4
-------------------------------------------------------------- -------
Financing Activities:
Long-Term Debt:
       Borrowings                                          -     34.7
       Repayments                                       (1.4)  (135.5)
Issuance of Common Stock                                10.8     63.3
Purchases of Olin Common Stock                             -     (2.5)
Stock Options Exercised                                  3.1      2.7
Dividends Paid                                         (34.8)   (27.5)
Other Financing Activities                              (0.4)    (0.5)
-------------------------------------------------------------- -------
       Net Financing Activities                        (22.7)   (65.3)
-------------------------------------------------------------- -------
  Net Increase (Decrease) in Cash and Cash Equivalents  37.5    (70.9)
Cash and Cash Equivalents, Beginning of Year           110.5    164.8
-------------------------------------------------------------- -------
  Cash and Cash Equivalents, End of Period            $148.0    $93.9
-------------------------------------------------------------- -------

(a) Unaudited



Olin Corporation
Segment Information (a)
(In millions)
----------------------------------------------------------------------
                                    Three Months         Nine Months
                                   Ended Sept. 30,     Ended Sept. 30,
                                   2003      2002        2003    2002
----------------------------------------------------------------------
Sales:
      Chlor Alkali Products      $100.9     $83.3      $305.6  $230.9
      Metals (b)                  216.3     164.0       656.8   498.9
      Winchester                   97.3      93.0       238.7   219.8
----------------------------------------------------------------------
         Total Sales             $414.5    $340.3    $1,201.1  $949.6
----------------------------------------------------------------------
Segment Operating Income(Loss)
 before Restructuring Charge (c):
      Chlor Alkali Products       $13.2     $(8.1)      $36.4  $(38.4)
      Metals (b)                   (5.1)      4.8        (3.7)   16.0
      Winchester                    7.2       7.8        15.3    14.0
----------------------------------------------------------------------
          Total Segment Operating
           Income(Loss) before
           Restructuring Charge   $15.3      $4.5       $48.0   $(8.4)
----------------------------------------------------------------------

    (a) Unaudited

    (b) Operating results for the third quarter and first nine months of 2003 included the results of Chase Industries which was acquired on September 27, 2002. Sales and operating income of Chase Industries included in the third quarter and the first nine months of 2003 were $54.5 and $1.6 and $165.6 and $6.4, respectively.

    (c) Segment operating income excludes the 2003 restructuring charge of $29.0 pretax.




Olin Corporation
Profit Summary (a)
(In millions, except EPS)
-------------------------------

    The following table summarizes the significant unusual items impacting the reported operating results. Management monitors earnings per share excluding unusual items such as restructuring charges, unusual charges/credits and accounting changes. Management believes that these items are unique and are not part of the ongoing business results. Management believes that providing this information to investors will better enable them to understand our historical and future trends by excluding these items from our results. The table below reconciles operating income/(loss), pretax income/(loss), net income/(loss) and diluted earnings per share on a generally accepted accounting principles basis, as reflected in our Consolidated Statements of Income, to diluted earnings per share as adjusted for each of the unusual items.

    On September 2002 we completed our acquisition of Chase Industries. The acquisition was accounted for using the purchase method of accounting. Accordingly, the operating results of Chase have been included in the accompanying financial statements since the date of acquisition. We believe that a meaningful analysis of our financial performance requires that we exclude the Chase operating results when comparing results in 2003 to results in 2002 that do not include Chase. We have included operating results with and without Chase in the text of the press release in order to assist investors in analyzing comparable results for those periods.

                  -------------------------------------------------
                               Third Quarter - 2003
                  -------------------------------------------------
                    Operating     Pretax         Net       Diluted
                  Income/(Loss) Income/(Loss) Income/(Loss)  EPS
                  -------------------------------------------------

As Reported              $15.3        $10.9         $6.0    $0.10
                  =================================================

Average Diluted Shares                                       58.7
                                                            =======

                  --------------------------------------------------
                               Third Quarter - 2002
                  --------------------------------------------------
                    Operating     Pretax         Net        Diluted
                  Income/(Loss) Income (Loss) Income/(Loss)  EPS
                  --------------------------------------------------

As Reported               $4.5        ($0.5)       ($1.0)   ($0.02)
                  ==================================================

Average Diluted Shares                                        49.7
                                                            =======

                  --------------------------------------------------
                               Nine Months - 2003
                  --------------------------------------------------
                    Operating     Pretax         Net        Diluted
                  Income/(Loss) Income/(Loss) Income/(Loss)   EPS
                  --------------------------------------------------

As Reported              $19.0         $6.6       ($24.5)   ($0.42)
Accounting Change (b)        -            -         25.4      0.44
Restructuring
 Charge (c)               29.0         29.0         18.7      0.32
                  --------------------------------------------------
As Adjusted              $48.0        $35.6        $19.6     $0.34
                  ==================================================

Average Diluted Shares                                        58.1
                                                             =======

                  ---------------------------------------------------
                               Nine Months - 2002
                  ---------------------------------------------------
                    Operating     Pretax         Net       Diluted
                  Income/(Loss) Income (Loss) Income/(Loss)   EPS
                  ---------------------------------------------------

As Reported              ($8.4)      ($24.6)      ($19.3)   ($0.41)
                  ===================================================

Average Diluted Shares                                        47.0
                                                            =======

    (a) Unaudited

    (b) Reflects the cumulative charge for the adoption of SFAS 143, "Accounting for Asset Retirement Obligations", which we adopted on January 1, 2003.

    (c) Reflects the restructuring charge for the shutdown of our Indianapolis Brass mill and certain other actions.

    CONTACT: Olin Corporation
             Investor Contact:
             Richard E. Koch, 203-750-3254
              or
             Press Contact:
             Thomas J. Fitzgerald, 203-750-3831